Exhibit 4.1

NUMBER [●]	UNITS

SEE REVERSE FOR CERTAIN DEFINITIONS	ROTH CH ACQUISITION V CO.

CUSIP 77867R209

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND
ONE-HALF OF ONE WARRANT
EACH WHOLE WARRANT TO PURCHASE ONE WHOLE SHARE OF COMMON STOCK

THIS CERTIFIES THAT

is the owner of	Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $0.0001 per share (“Common Stock”), of Roth CH Acquisition V Co., a Delaware corporation (the “Company”), and one-half of one warrant (the “Warrant(s)”). Each whole Warrant entitles the holder to purchase one (1) share of Common Stock for $11.50 per share (subject to adjustment). Each Warrant will become exercisable thirty (30) days after the Company’s completion of a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination (“Business Combination”), and will expire unless exercised before 5:00 p.m., New York City Time, on the fifth anniversary of the completion of an initial Business Combination, or earlier upon redemption (the “Expiration Date”). The Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to the 90th day after the date of the prospectus relating to the Company’s initial public offering, subject to earlier separation in the discretion of Roth Capital Partners, LLC and Craig-Hallum Capital Group LLC, provided that the Company has filed with the Securities and Exchange Commission a Current Report on Form 8-K which includes an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the Company’s initial public offering and the Company issuing a press release announcing when separate trading will begin. The terms of the Warrants are governed by a Warrant Agreement, dated as of                     , 2021, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 1 State Street, 30th Floor, New York, NY 10004-1561, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile signatures of its duly authorized officers.

By
	Chairman of the Board	Co-Chief Executive Officer

Roth CH Acquisition V Co.

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT-			Custodian
TEN ENT	-	as tenants by the entireties			(Cust)		(Minor)
JT TEN	-	as joint tenants with right of survivorship	under Uniform Gifts to Minors
		and not as tenants in common	Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received,                      hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units

represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer

the said Units on the books of the within named Company with full power of substitution in the premises.

Dated____________

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

As more fully described in the Company’s final prospectus dated                     , 2021, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account with respect to the common stock underlying this certificate only in the event that (i) the Company is forced to liquidate because it does not consummate an initial business combination within the period of time set forth in the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time (the “Charter”) or (ii) if the holder seeks to convert his shares upon consummation of, or sell his shares in a tender offer in connection with, an initial business combination or in connection with certain amendments to the Charter. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.